UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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LION BIOTECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Nevada	75-3254381
(State of incorporation or organization) 21900 Burbank Boulevard Third Floor Woodland Hills, California (Address of principal executive offices)	(I.R.S. Employer Identification No.) 91367 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.000041666 per share	The NASDAQ Stock Market LLC
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  None

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                      Description of Registrant’s Securities to be Registered.

A description of the common stock, par value 0.000041666 per share (“Common Stock”), of Lion Biotechnologies, Inc. (the “Company”) to be registered pursuant to this Form 8-A is contained in the section titled “Description of Common Stock” in the Registrant’s Registration Statement on Form S-3 (File No. 333-200418) filed with the Securities and Exchange Commission on November 20, 2014, and is incorporated herein by reference.

Item 2.  Exhibits.

None.  The Common Stock to be registered in the Form 8-A is to be listed on The NASDAQ Stock Market LLC.  Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed with this Form 8-A because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered pursuant to this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 24, 2015	LION BIOTECHNOLOGIES, INC. By: /s/MICHAEL HANDELMAN
Michael Handelman, Chief Financial Officer